UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(610) 373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

     On November 23, 2009, the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) approved an Asset Purchase Agreement and Debtor-In-Possession Credit Agreement (the “Icahn Agreements”) pursuant to which Icahn Nevada Gaming Acquisition LLC, an affiliate of Carl Icahn, will serve as the debtor-in-possession lender to the owners of the unfinished hotel, resort and casino known as the Fontainebleau Las Vegas (the “Fontainebleau”) and the “stalking horse” bidder in an auction of the Fontainebleau pursuant to Section 363 of the U.S. Bankruptcy Code. As a consequence of the Bankruptcy Court’s approval of the Icahn Agreements, the Asset Purchase Agreement and Debtor-In-Possession Credit Agreement to which Nevada Gaming Ventures, Inc., an indirect subsidiary of Penn National Gaming, Inc. (“Penn”), is a party (described in more detail in the Current Report on Form 8-K filed by Penn on November 17, 2009) were not approved and are therefore without effect. Penn and its affiliates remain free to participate as bidders in the auction of the Fontainebleau if and when it occurs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 25, 2009	PENN NATIONAL GAMING, INC.

By: /s/ Robert Ippolito
Name: Robert Ippolito
Title: Vice President, Secretary and Treasurer